Exhibit 10.03

CONTROL AGREEMENT

Grantor: Nutrition 21, Inc.
4 Manhattanville Road
Purchase, NY 10577

Lender: JPMorgan Chase Bank, NA
Small Business Banking LPO
1150 E Putnam Ave, Floor 1
Riverside, CT 06878

This CONTROL AGREEMENT is attached to and by this reference is made a part of the Commercial Pledge Agreement, dated April 7, 2008, and executed in connection with a loan or other financial accommodations between JPMORGAN CHASE BANK, NA and Nutrition 21, Inc.

The financial institution identified in the heading on this Agreement as lender ("Lender"), the person or entity identified in the heading on this Agreement as grantor ("Grantor") and Chase Investment Services Corp. ("Company," including any affiliate that may be referred to herein as "Securities Intermediary") hereby agree as follows:

1. **Account.** Company has established securities account number PZ7 014788 (including any successor account, howsoever numbered, the "Account") in the name of the Grantor identified in the heading on this Agreement. Company acknowledges that attached hereto as Exhibit A is a statement of the Account produced by the Company in the ordinary course of its business regarding the property credited to the Account as of the date of such statement. Company does not know of any inaccuracy in the statement. Grantor has granted Lender a security interest in the Account pursuant to a pledge/and or security agreement (the "Pledge"). The parties are entering into this control agreement (this "Agreement") to perfect Lender's security interest in the Account. Company represents that no property in the Account is registered in the name of Grantor, payable to Grantor's order or specially endorsed to Grantor which has not been endorsed to Company or in blank. Company shall treat all property in the Account as "financial assets" under Article 8 of the Uniform Commercial Code of the State of Ohio as in effect from time to time ("UCC").

2. **Control.** This section 2 applies before and after a Notice of Sole Control is given or an Event of Default occurs and notwithstanding section 4 below. Company and Grantor agree the Account is subject to a security interest in favor of Lender and Lender shall have control over the Account in accordance with provisions of the UCC. The Grantor further irrevocably directs the Company to follow all directions from the Lender to ensure its legal and operational control over the Account, including making notations in the Company's records pertaining to the Account that are necessary or appropriate to reflect the Pledge, to move Collateral from the existing Account to establish a new Account, with a new account number, for the purpose of holding the Collateral, if need be, to style the Account to read: Lender's name, Collateral Account for Grantor's name, or any abbreviations made by Securities Intermediary for operational purposes and/or to move the Account to any affiliates of the Lender acting as a securities intermediary, all to exercise legal and operational control over the Account as may be necessary or desirable to reflect the Pledge, in the sole discretion of the Lender. Any Account with a new account number, if need be, along with any and all successor Accounts, shall be included in the description of "Collateral" in the Pledge. In regard to the Account, from and after the date of this Agreement, Company shall act only upon Lender's written instructions or entitlement orders, without further consent of Grantor. Grantor hereby expressly authorizes Company to act in accordance with such instructions or entitlement orders without Grantor's consent or concurrence. Further, Grantor agrees not to assert a claim or demand against Company for complying with instructions, entitlement orders or notices received from Lender.

3. **Priority of Lien/Subordination.** Company has not entered into a control agreement with respect to the Account with any other party and agrees that Company will not do so while this Agreement is in effect. Company does not know of any claim to or interest in the Account, except for claims and interests of the parties referred to in this Agreement. Company further represents that the Account is a cash account and that it will not advance margin or other credit to Grantor, except for credit related to the settlement of transactions in the ordinary course of business. Company subordinates in favor of Lender any security interest, lien or right of setoff it may have, now or in the future, against the Account or property in the Account, although Company may retain a prior lien against the property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

4. **Trading Permitted; No Distributions or Liquidation.** Notwithstanding section 2 above, until a "Notice of Sole Control" is given by Lender to Company, Company may make purchases for and sales of any property held in the Account (no distributions or withdrawals permitted) upon the instructions of Grantor without the consent of Lender. After Lender gives a Notice of Sole Control to Company, Company shall cease complying with instructions or entitlement orders from the Grantor and shall act only upon the instructions of Lender. Notwithstanding the above provisions, Company shall not at any time comply with any instructions or entitlement orders from Grantor to withdraw any property from the Account, including, but not limited to, proceeds of sales, income, interest, dividends and capital gains distributions. Until such time as Lender gives a Notice of Sole Control, Grantor may direct Company to exercise any voting rights with respect to the Account.

5. **Fees and Reporting.** All charges and expenses incident to the Account remain in full force and effect and shall continue to be the obligation of Grantor alone. Grantor expressly agrees that all income, earnings and profits with respect to the Account shall be reported for State and Federal income tax purposes as attributable to the Grantor and not the Lender. Grantor authorizes Company, Lender, and any other person authorized to report income distributions to report all earnings and profits from the Account to any appropriate taxing authority under Grantor's Social Security or Taxpayer Identification Number. Grantor authorizes Company, upon Lender's direction, to send copies of all statements and confirmations for the Account to Lender, and Company agrees to comply with such direction.

6. **Limitation of Liability.** Company undertakes to perform such duties and only such duties as are specifically set forth in this Agreement it being expressly understood that there are no implied duties under this Agreement. In no event shall Company be liable, directly or indirectly, for any (i) damages or expenses arising out of services provided under this Agreement, other than damages which result from Company's gross negligence or willful misconduct, or (ii) indirect, special or consequential damages, even if Company has been advised of the possibility of such damages.

7. **Indemnification.** Grantor agrees to indemnify Company, its officers and employees, and hold it and them harmless for and from all claims, losses, liabilities and expenses, including without limitation, reasonable legal fees and expenses arising from any claim of any party resulting from actions Company takes in accordance with the provisions of this Agreement.

8. **Account Agreement.** This Agreement supplements the account agreement between Company and Grantor. If there is a conflict between this Agreement and any other agreement between Grantor and the Company, this Agreement shall control; provided, however, that the terms of this Agreement shall not be deemed or construed to make the Lender a party to such account agreement.

9. **Notice.** Any notices and demands under or related to this Agreement shall be in writing and delivered to the intended party at its address or facsimile number stated below, and if to Lender, at its main office if no other address of Lender is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, (c) by certified mail, postage prepaid, with return receipt requested, or (d) by facsimile transmission. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, (c) on the third Delivery Day after the notice is deposited in the mail, or (d) when transmitted to the facsimile number specified below and a confirmation receipt is received by the sender. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

If to Lender: JPMorgan Chase Bank, NA
Business Banking Loan Servicing TX2-F126
P.O. Box 4660
Houston, TX 77210

If to Grantor, to the address identified in the heading on this Agreement.

If to Company: Chase Investment Services Corp.
Manager, Margin Department
300 S. Riverside
Mail Suite IL1-0291
Chicago, IL 60670-0291
Phone: 312-954-0545
Fax: 312-954-6944

10. **Miscellaneous.** The provisions of this Agreement shall remain in effect until the Lender gives the Company written notice to the contrary.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives and corporate successors and assigns. If any provision of this Agreement is determined to be illegal or unenforceable, such provision shall be deemed severable from the balance of the provisions of this Agreement and the remaining provisions shall be enforceable in accordance with their terms.

LENDER:

JPMorgan Chase Bank, NA

By: /S/ Julianna M. Fritz
Name: Julianna M. Fritz
Title: Vice President

COMPANY:

Chase Investment Services Corp.

By:____________________
Name:____________________
Title:____________________

THIS CONTROL AGREEMENT IS EXECUTED ON APRIL 7, 2008.

GRANTOR:

NUTRITION 21, INC.

By: /S/ Benjamin T. Sporn
Benjamin T. Sporn, ~~President~~ Vice President of Nutrition 21, Inc.